                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement                [   ]   CONFIDENTIAL, FOR USE OF THE COMMISSION
[   ]  Preliminary Additional Materials                   ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(e) or sec.240.14a-12

                       AERO SERVICES INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       AERO SERVICES INTERNATIONAL, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(j)(1), 14a-6(j)(2) or
        Item 22(a)(2) of Schedule 14A.

[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(j)(3).

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.
       (5) Total fee paid:
[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                       AERO SERVICES INTERNATIONAL, INC.
                            660 NEWTOWN-YARDLEY ROAD
                          NEWTOWN, PENNSYLVANIA 18940

                            ------------------------

                NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF
                       AERO SERVICES INTERNATIONAL, INC.

                     TO BE HELD ON WEDNESDAY, MAY 17, 1995

                            ------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aero Services International, Inc., a Louisiana corporation (the "Company"), is hereby called to be held at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania 17101, on Wednesday, May 17, 1995 at 10:00 a.m., for the following purposes:

          1. To elect directors to serve for a term of one year and until their successors are elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants; and

          3. To transact such other business as may lawfully come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 12, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting.

     Whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. A postage pre-paid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                                                 CHRISTOPHER M. CICCONI
                                                        Secretary

Dated: April 26, 1995

                       AERO SERVICES INTERNATIONAL, INC.

                            660 NEWTOWN-YARDLEY ROAD
                          NEWTOWN, PENNSYLVANIA 18940

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is being furnished on or about April 26, 1995 to the shareholders of Aero Services International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania 17101, on Wednesday, May 17, 1995 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). A Notice of Annual Meeting is attached hereto and a proxy card accompanies this Proxy Statement.

     When a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All executed but unmarked proxies that are returned will be voted FOR the election of each of the director nominees for whom the shares represented by such proxy are entitled to vote, and FOR the resolution ratifying and approving the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for fiscal years ended September 30, 1994 and September 30, 1995. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy will vote the shares represented by such proxy in accordance with their own judgment on such matters.

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by submitting a later-dated proxy, by giving written notice of such revocation to the Secretary of the Company, provided that such written notice is received by the Secretary prior to the Annual Meeting, or upon request if the shareholder is present at the Annual Meeting and chooses to vote in person.

                             ELECTION OF DIRECTORS

     Five (5) directors are to be elected at the Annual Meeting to serve terms of one year or until their successors are duly elected and qualified. In accordance with the Articles of Incorporation and Bylaws of the Company, holders of Common Stock will elect three (3) regular directors in one election, and holders of Series A Preferred Stock will elect two (2) directors in a separate election to serve in the designated director positions. A plurality of the votes cast, in person or by proxy, is required for election. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking his proxy to that effect.

     All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

     The names of the Board's nominees and certain information about them are set forth below. All nominees are presently serving as directors of the Company.

NOMINEES FOR REGULAR DIRECTORS:

                                                                        DIRECTOR
            NAME                                               AGE       SINCE
            ----                                               ---       -----
            R. Ted Brant....................................   48         1994
            Wallace E. Congdon..............................   67         1993
            Maurice Lawruk..................................   62         1994

NOMINEES FOR DESIGNATED DIRECTORS:

                                                                        DIRECTOR
            NAME                                               AGE       SINCE
            ----                                               ---       -----
            Bobby Ray Adkins................................   48         1994
            William R. Dimeling.............................   53         1987

     BOBBY RAY ADKINS was elected to the Board of Directors on May 20, 1994. Mr. Adkins is Vice President of Operations of Transtech Holding Company, Inc. and of Transportech Corporation, and has served as Secretary and Treasurer of Valley Air Services, Inc. since 1989. Mr. Adkins holds Associate degrees in Accounting, Business Administration and Law Enforcement, and is a licensed commercial pilot and certified flight instructor.

     R. TED BRANT was elected to the Board of Directors on May 20, 1994, and was appointed Chairman and Chief Executive Officer on May 31, 1994. As a member of the Board, he also serves as a member of the Executive Committee and the Human Resources/Compensation Committee. Mr. Brant has been a Director and Vice Chairman of Piedmont Aviation Services, Inc. since 1992, and President and Chief Executive Officer of Valley Air Services, Inc. since 1989. Mr. Brant also serves on the Board of Directors of Transtech Holding Company, Inc. Mr. Brant has experience in industrial, construction, and engineering management and holds a B.S. degree in Mechanical Engineering from West Virginia University. Mr. Brant holds a pilot license.

     WALLACE E. CONGDON was appointed President by the Board effective January 1, 1993, and was subsequently elected to the Board on June 1, 1993. As a member of the Board, he also serves on the Human Resources/Compensation Committee. Mr. Congdon joined the Company in December 1987 as General Manager of the Company's fixed base operations facility in Chicago. In August 1988, he was elected as Vice President of Facilities and Line Services. Before joining the Company, Mr. Congdon owned his own company, Congdon Airmotive, in Atlanta, Georgia.

     WILLIAM R. DIMELING was elected to the Board of Directors in April, 1987. As a member of the Board, he also serves as a member of the Human Resources/Compensation, Audit, Executive, and Independent Directors Committees. Since 1983, he has been a partner in the investment firm of Dimeling, Schreiber and Park in Philadelphia, Pennsylvania. From 1976 through 1983, Mr. Dimeling served as Executive Vice President of Reading Company. Mr. Dimeling presently serves as a Director and the Chairman of the Board of Guaranty Bancshares Corporation. Mr. Dimeling is also a trustee of the Pennsylvania Real Estate Investment Trust.

     MAURICE LAWRUK was elected to the Board of Directors on May 20, 1994. As a member of the Board, he also serves on the Audit Committee. Mr. Lawruk is Vice President of Valley Air Services, Inc., and serves on the Board of Directors of Transtech Holding Company, Inc. and Piedmont Aviation Services, Inc. Mr. Lawruk also serves as Chairman of a construction company which he founded in 1967. Mr. Lawruk previously served for eight years on the Board of the Pennsylvania Industrial Development Authority.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
                         BOARD'S NOMINEES FOR DIRECTOR.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors is constituted by three (3) regular directors and two (2) designated directors. Regular directors are elected by the holder's of the Company's Common Stock. Designated directors are elected by the holders of the Company's Series A Preferred Stock, as hereinafter described. From the last Annual Meeting of Shareholders through May 20, 1994, Mr. Wallace E. Congdon, Mr. Richard J. Hatchett, III and Mr. Clark R. Van Nostrand served as regular directors and Mr. William R. Dimeling and Mr. John L. Pugh served as designated directors. As of May 20, 1994, Messrs. Hatchett, Van Nostrand and Pugh resigned from the Board of Directors and the Board elected Mr. R. Ted Brant and Mr. Maurice Lawruk as regular directors and Mr. Bobby Ray Adkins as a designated director.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1994, the Board of Directors met, or acted by written consent, 10 times. Each director attended more than 75% of the meetings of, and participated in 100% of the actions by written consent taken by, the Board of Directors during the period for which he served as a director. Each director attended more than 75% of the meetings, and participated in 100% of the actions by written consent taken by, the committees on which he served during the period for which he served as a director.

COMPENSATION OF DIRECTORS

     From October 1993 through May 1994, directors, excluding those who were also officers or employees of the Company, were eligible to receive $15,000 annually plus $1,000 per meeting attended as compensation for their services as directors. On May 31, 1994, the Board suspended indefinitely any compensation for directors in their capacity as directors, excluding Mr. Dimeling, who had been receiving compensation under the previous arrangement. Not all of these fees have been paid through September 30, 1994, but have been accrued in the Company's financial statements.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Human
Resources/Compensation Committee, an Audit Committee, and an Independent Directors Committee. On May 31, 1994, the Board eliminated the then-existing Extraordinary Transactions Committee.

     EXECUTIVE COMMITTEE. From January 1, 1993 through May 31, 1994, the Executive Committee, consisting of Messrs. Pugh, Dimeling and Hatchett, served as the Chief Executive Officer of the Company. Effective May 31, 1994, Mr. Brant was elected to serve as Chief Executive Officer. On May 31, 1994, Mr. Brant was also appointed as a member of the Executive Committee which, following the resignations of Messrs. Pugh and Hatchett, currently consists of Messrs. Brant and Dimeling. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. However, the Board has determined that while an individual serves as Chief Executive Officer the Executive Committee shall be inactive.

     HUMAN RESOURCES/COMPENSATION COMMITTEE. The Human Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers. Through May 20, 1994 of the Company's last fiscal year, Messrs. Pugh, Dimeling and Van Nostrand were members of the Human Resources/Compensation Committee. On May 31, 1994, the committee was reconstituted and is currently comprised of Messrs. Brant, Dimeling and Congdon.

     AUDIT COMMITTEE. The Audit Committee reviews the Company's financial statements, financial systems and internal audit controls, reviews the activities and fees of the Company's independent auditor, and performs such other activities in connection with the Company's financial controls as may be directed by the Board. Through May 20, 1994 of the Company's last fiscal year, Messrs. Dimeling, Hatchett and Van Nostrand served on the Audit Committee. Since May 31, 1994, Messrs. Dimeling and Lawruk have constituted the Audit Committee.

     INDEPENDENT DIRECTORS COMMITTEE. Prior to May 20, 1994, the Independent Directors Committee was composed of Messrs. Dimeling, Hatchett and Van Nostrand, being those directors who were neither employees nor officers of the Company or of Triton Energy Corporation. Since May 31, 1994, the Independent
Directors Committee has been comprised of directors who are neither employees nor officers of the Company or of Transtech Holding Company, Inc. Currently, Mr. Dimeling is the only member of the Independent Directors Committee. This committee is currently inactive.

     EXTRAORDINARY TRANSACTIONS COMMITTEE. Prior to May 20, 1994, the Extraordinary Transactions Committee was comprised of Messrs. Pugh, Hatchett and Congdon. The purpose of the committee was to review and make recommendations to the Board regarding proposed transactions not in the ordinary course of business, including any proposed mergers, joint ventures, sales or acquisitions. Effective May 31, 1994, the Board voted to eliminate this committee and to return all functions previously delegated to the Extraordinary Transactions Committee to the full Board.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following information is provided for the executive officers of the Company. The executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

        NAME                      AGE                   OFFICE
        ----                      ---                   ------
        R. Ted Brant              48      Chief Executive Officer;
                                          Chairman of the Board of Directors;
                                          Director

        Wallace E. Congdon        67      President;
                                          Chief Operating Officer;
                                          Director

        Paul R. Slack             54      Treasurer; Assistant Secretary;
                                          Chief Accounting Officer;
                                          Controller

     PAUL R. SLACK joined the Company in December 1987 as Senior Internal Auditor and was named Controller in May 1989. In February 1991, the Board named Mr. Slack as Chief Accounting Officer and Controller. Subsequently, in November 1991, Mr. Slack was named Assistant Secretary of the Company. On May 31, 1994, in addition to his other offices, Mr. Slack was named Treasurer of the Company. From 1981 until joining the Company, Mr. Slack was Senior Tax Accountant for the accounting firm of Gilbert and Gilbert in Newtown, Pennsylvania. Previously he served as Controller of Delta Truck Body, Inc. in Montgomeryville, Pennsylvania.

     For additional information regarding Messrs. Brant and Congdon, please refer to the "Election of Directors" section of this Proxy Statement.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the annual compensation for services in all capacities to the Company for the fiscal years ended September 30, 1994, 1993, and 1992 of the Chief Executive Officer, and for those individuals serving on the Executive Committee during the period in which the Executive Committee served as Chief Executive Officer. No executive officer of the Company received compensation exceeding $100,000 for fiscal year ended September 30, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                              ANNUAL COMPENSATION      ------------
                                              --------------------        AWARDS         ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR        SALARY       BONUS      OPTIONS/SARS     COMPENSATION
 ---------------------------       ----        ------       -----      ------------     ------------
R. Ted Brant,                      1994            -0-         -0-           -0-             -0-
  Chairman and Chief               1993            N/A         N/A           N/A             N/A
  Executive Officer(1)             1992            N/A         N/A           N/A             N/A

William R. Dimeling,               1994       $ 28,750(4)      -0-           -0-             -0-
  Member of Executive              1993       $ 32,750(4)      -0-           -0-             -0-
  Committee(3)                     1992       $ 26,750         -0-           -0-             -0-

Richard J. Hatchett,               1994       $ 31,750(4)      -0-           -0-             -0-
  Member of Executive              1993       $ 33,750(4)      -0-           -0-             -0-
  Committee(3)                     1992       $ 23,750         -0-           -0-             -0-

John L. Pugh,                      1994       $ 28,750(4)      -0-           -0-             -0-
  Chairman, Member of              1993       $ 38,942(4)      -0-           -0-              13(2)
  Executive Committee(3)(5)        1992       $126,105(4)  $25,000           -0-             361(2)

- - ---------

(1) Mr. Brant was appointed Chairman and Chief Executive Officer on May 31, 1994, and served in those capacities without compensation through the conclusion of fiscal year ended September 30, 1994.

(2) Company contribution to 401(k) retirement plan.

(3) From January 1993 through May 20, 1994, the Executive Committee, consisting of Messrs. Dimeling, Hatchett and Pugh, served as Chief Executive Officer of the Company.

(4) Includes fees for attendance at meetings of the Board of Directors while serving as, or in the capacity of, Chief Executive Officer.

(5) Mr. Pugh served as President and Chief Executive Officer from January 1991 through December 1992, and Chairman from January 1993 until his resignation in May 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Company made no option/SAR grants to named executive officers during fiscal year ended September 30, 1994. However, effective January 1, 1994, options previously granted to Mr. Pugh to acquire 150,000 shares of Common Stock were extended for a period of five years.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                       VALUE OF
                                                                                                      UNEXERCISED
                                                                         NUMBER OF SECURITIES        IN-THE-MONEY
                                                                        UNDERLYING UNEXERCISED      OPTIONS/SARS AT
                                                                           OPTIONS/SARS AT           FISCAL YEAR-
                                       SHARES                             FISCAL YEAR-END(#)            END($)
                                    ACQUIRED ON          VALUE               EXERCISABLE/            EXERCISABLE/
NAME                                EXERCISE(#)       REALIZED($)           UNEXERCISABLE            UNEXERCISABLE
- - ----                                -----------       -----------           -------------            -------------
R. Ted Brant,
  Chairman and
  Chief Executive Officer(2)             -0-               -0-                       0/0              $0.00/$0.00

William R. Dimeling,
  Member of Executive
  Committee(3)                           -0-               -0-                       0/0              $0.00/$0.00

Richard J. Hatchett,
  Member of Executive
  Committee(3)                           -0-               -0-                       0/0              $0.00/$0.00

John L. Pugh,
  Chairman, Member of
  Executive Committee(3)(4)(5)           -0-               -0-                 150,000/0              $0.00/$0.00(1)

- - ---------

(1) Market Value of underlying securities at exercise, minus the exercise or base price. "Spread" calculated by subtracting the exercise or base price ($.1410) from the bid price of underlying securities ($.0625) as of the fiscal year-end.

(2) Mr. Brant was appointed Chairman and Chief Executive Officer on May 31,
    1994.

(3) From January 1993 through May 20, 1994, the Executive Committee, consisting of Messrs. Dimeling, Hatchett and Pugh, served as Chief Executive Officer of the Company.

(4) Mr. Pugh served as President and Chief Executive Officer from January 1991 through December 1992, and Chairman from January 1993 until his resignation in May 1994.

(5) Effective January 1, 1994, the Human Resources/Compensation Committee authorized the extension of the term of Mr. Pugh's options for five years.

                        REPORT ON EXECUTIVE COMPENSATION

     Under the rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain information regarding compensation and benefits provided to the Company's executive officers, and to submit a report explaining the compensation policies applicable to executive officers. The Human Resources/Compensation Committee, at the direction of the Board of Directors, has, therefore, prepared the following report for inclusion in this Proxy Statement.

POLICIES

     The Human Resources/Compensation Committee of the Board makes recommendations to the Board of Directors regarding the cash compensation, bonus awards and stock options for the Company's officers, including the Chief Executive Officer. All recommendations must be approved by the full Board of Directors. As of the conclusion of fiscal year ended September 30, 1994, the members of the Committee consisted of Messrs. Brant, Dimeling and Congdon. Mr. Congdon is employed as President of the Company. Mr. Brant is Chief Executive Officer of the Company, but received no compensation for serving in that capacity during fiscal year ended September 30, 1994. Mr. Dimeling is not an employee of the Company.

     The Committee's compensation policies applicable to the Company's executive officers are directed to retaining and rewarding executives who demonstrate their capacity to lead the Company in achieving its business objectives in an industry characterized by change, competitiveness and complexity. Compensation is linked to, and differentiates among, individual contribution and performance. The Committee also seeks to motivate senior officers to achieve strategic business objectives, to provide compensation opportunities which are comparable to those offered by other companies in the general aviation industry, and to align the interests, of these executives with the long term interests of shareholders through award opportunities that can result in ownership of Common Stock. A substantial portion of each executive's compensation is at risk.

     Annual compensation for key executive officers consists of three elements:

          (i) salary, determined by individual contribution and performance;

          (ii) annual cash bonus incentive, which is directly tied to Company or business unit performance over the last year; and

          (iii) stock options/tandem SARs, based on longer term actions and contributions to the overall business during the year. These options vest over a three year period, which links their value directly to the price of the Company's Common Stock over time and connects the executive's perspective directly with the perspective of an owner with an equity stake in the business.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     From January 1, 1993 through May 31, 1994, the Company's Executive Committee served as Chief Executive Officer. During this time, no compensation was paid to members of the Executive Committee beyond fees paid to directors. On May 31, 1994, Mr. Brant was appointed Chief Executive Officer, and served in that capacity without compensation through the conclusion of fiscal year ended September 30, 1994.

                                     The Human Resources/Compensation Committee.
                                        R. Ted Brant
                                        Wallace E. Congdon
                                        William R. Dimeling

                               PERFORMANCE GRAPH

     The following is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on Common Stock for the last five fiscal years as compared with the cumulative total return of the Russell 2000 Index for the same period assuming reinvestment of dividends and also compared with the cumulative total return of the Dow Jones Transportation Index, also assuming reinvestment of dividends and also for the same period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG AERO, RUSSELL 2000 INDEX, AND
                          DOW TRANSPORTATION INDEX(1)

                                 AERO SERVICES
      MEASUREMENT PERIOD         INTERNATIONAL,     DOW TRANS-
    (FISCAL YEAR COVERED)             INC.          PORTATION     RUSSELL 2000
            1989                        100             100             100
            1990                      26.04           58.83           72.16
            1991                      11.24           84.93          113.56
            1992                       5.33           92.31          122.83
            1993                       4.14          119.21          152.55
            1994                       3.55          111.10          155.97

- - ---------

(1) Assumes $100 invested on October 1, 1989 in Aero Common Stock, Russell 2000 Index, and Dow Transportation Index; measured at fiscal years ending September 30. Total return assumes reinvestment of dividends.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From October 1, 1993 through May 20, 1994, the Company's Human Resources/Compensation Committee consisted of Messrs. Pugh, Dimeling and Van Nostrand. During such time, Messrs. Pugh, Dimeling and Van Nostrand were not employed by the Company or any of its subsidiaries, and neither Mr. Van Nostrand, nor Mr. Dimeling nor Mr. Pugh had any direct or indirect material interest in any transaction or proposed transaction to which the Company was a party, except that Mr. Pugh served as President of Triton Air Holdings, a wholly owned subsidiary of Triton Energy Corporation. During fiscal years 1993 and 1992, respectively, the Company paid $4,804,000 and $4,663,000 to Triton Fuel Group, primarily for purchases of fuel. As of October 1, 1993, the Company had outstanding payables to Triton Fuel Group of $1,177,000, which payables were satisfied during fiscal year ended September 30, 1994.

     Commencing on May 31, 1994 through the conclusion of fiscal year ended September 30, 1994, the Company's Human Resources/Compensation Committee has consisted of Messrs. Brant, Congdon and Dimeling. Mr. Congdon is employed as President of the Company. Mr. Brant is Chief Executive Officer of the Company, but received no compensation for serving in that capacity during fiscal year ended September 30, 1994. Mr. Dimeling is not an employee of the Company. All of these members are directors of the Company.

No member of the Human Resources/Compensation Committee had any direct or indirect material interest in any transaction or proposed transaction to which the Company was a party, except that, as otherwise disclosed in this Proxy Statement and in the Company's Annual Report on Form 10-K, Mr. Brant is an executive officer, director and shareholder of Transtech Holding Company, Inc. Transtech is the holder of: (i) promissory notes originally made payable by the Company to Triton Energy Corporation, and having a current outstanding aggregate principal balance of $8,700,000 (the "Triton Notes"); and (ii) a promissory note originally made payable by the Company to Whitney National Bank of New Orleans, and having a current outstanding principal balance of $6,910,000 (the "Whitney Note"). See "Related Transactions" in this Proxy Statement. Additionally, (i) in May 1994 Transtech extended a $300,000 line of credit to the Company, which has been fully repaid, (ii) in connection with a loan to Transtech by Exxon Company, U.S.A., a division of Exxon Corporation, a New Jersey corporation ("Exxon"), the Company granted Exxon a leasehold mortgage with respect to the Company's fixed base operations facility located at the Tri-City Airport, Freeland, Michigan, and (iii) in exchange for a payment by the Company, Transtech assumed the Company's obligations on a promissory note, with an outstanding principal balance of $139,053.85, made payable by the Company to Avfuel Corporation. See "Related Transactions" in this Proxy Statement.

                         COMPENSATION PURSUANT TO PLANS

     The Company has an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. The Company makes a matching contribution of 25% of that portion of the participant's contribution which does not exceed 2% of the participant's salary. Employee contributions are fully vested. Participants become vested in Company contributions after one year of participation in the Plan. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59 1/2, or upon the participant's death, termination of employment, disability or retirement. The Company's contributions to the plan for the fiscal years ended September 30, 1992, 1993 and 1994 were not material.

     The Company has also provided for the payment of two types of bonuses to selected employees of the Company. First, as approved by the Human Resources/Compensation Committee, the Company has established an incentive plan for operating managers, including department managers, general managers, and vice presidents. Under this plan, each operating manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year. For targets achieved during fiscal year ended September 30, 1994, the Company granted $50,134 to various operating managers. Second, on recommendation by the Human Resources/Compensation Committee, the Board of Directors may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified operating or programmatic objectives established at the beginning of the fiscal year. The Company granted no bonuses under this plan during fiscal year ended September 30, 1994.

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on April 12, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding, 6,998,052 shares of the Company's common stock, no par value ("Common Stock"), and 269,185 shares of the Company's Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). As of the Record Date, no shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock") were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting except the election of two (2) designated directors as described herein. The holders of Series A Preferred Stock, voting separately as a class, are entitled to the exclusive right to elect the two (2) directors to serve as designated directors. In all other respects, the Series A Preferred Stock is non-voting at the meeting. See "Election of Directors." When there are shares of

Series B Preferred Stock outstanding, the holders of the Company's Series B Preferred Stock are entitled to vote on the basis of six (6) votes per share with the holders of Common Stock on all matters for which holders of Common Stock may vote.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following tables set forth, as of the Record Date, information with respect to stock ownership in the Company by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock or Series A Preferred Stock.

                                                                       AMOUNT AND
                                     AMOUNT AND                        NATURE OF        PERCENT
                                     NATURE OF              PERCENT   OWNERSHIP OF    OF CLASS OF
                                     BENEFICIAL            OF CLASS     SERIES A       SERIES A
NAME AND ADDRESS                    OWNERSHIP OF           OF COMMON   PREFERRED       PREFERRED
OF BENEFICIAL OWNER(1)              COMMON STOCK             STOCK      STOCK(2)         STOCK
- - ----------------------              ------------             -----      --------         -----
Transtech Holding Company, Inc.       3,407,693(3)(4)(5)      42.2%       93,947(3)       34.9%
  1331 Twelfth Avenue, Suite 109
  Altoona, PA 16601

Triton Energy Corporation               538,372(6)             6.7%      134,593          50.0%
  6688 North Central Expressway
  Suite 1400
  Dallas, TX 75206

Robert L. Starer                      1,001,000(7)            14.5%          -0-           -0-
  6555 Skyline Drive
  Delray Beach, FL 33446

John F. Bricker                         401,038                5.7%          -0-           -0-
  826 Union Street, Suite 300
  New Orleans, LA 70112

F.P. Quinn Trading Company              114,500(8)             1.6%       28,625          10.6%
  401 South LaSalle St., Suite
  701
  Chicago, IL 60605

Alinco, S.A.                            327,990(9)             4.7%          -0-           -0-
  c/o Faust, Rabbach & Stanger
  488 Madison Avenue
  New York, New York 10022

Cesamar, S.A.                           327,990(9)             4.7%          -0-           -0-
  c/o Faust, Rabbach & Stanger
  488 Madison Avenue
  New York, New York 10022

Project Bond Limited                    327,990(9)             4.7%          -0-           -0-
  c/o Faust, Rabbach & Stanger
  488 Madison Avenue
  New York, New York 10022

- - ---------

(1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable.

(2) On or about June 30, 1988, the holders of Series A Preferred shares became entitled (pursuant to the Articles of Incorporation of the Company), voting separately as a class, to elect two (2) directors, to serve on the Board in designated positions as a result of the Company's failure to pay six quarterly dividends on the Series A Preferred Stock. Under the Articles of Incorporation, the holders of Series A Preferred Stock cannot vote with Common Stock for the election of the Company's regular directors while entitled to elect directors to serve in the designated positions.

(3) Represents securities acquired from Triton Energy Corporation and Pacific Basin Company on May 20, 1994. See "Acquisition by Transtech Holding Company, Inc." in this Proxy Statement.

(4) Includes 1,500,000 shares of Common Stock issued to Triton Energy Corporation, on May 20, 1994, on the conversion of 250,000 shares of Series B Preferred Stock. Also includes 375,788 shares of Common Stock issuable on conversion of 93,947 shares of Series A Preferred Stock.

(5) Does not include 538,372 shares of Common Stock issuable on conversion of 134,593 shares of Series A Preferred Stock owned by Triton Energy Corporation, with respect to which shares Triton has appointed Transtech as proxy to vote until May 20, 1997, subject to certain restrictions. Transtech disclaims beneficial ownership of these shares.

(6) Includes 538,372 shares of Common Stock issuable on conversion of 134,593 shares of Series A Preferred Stock, which shares are owned by Triton Energy Corporation. Triton has appointed Transtech as proxy to vote such shares until May 20, 1997, subject to certain restrictions.

(7) Includes (i) 1,000,000 shares of Common Stock that Mr. Starer has a right to acquire pursuant to stock options and (ii) 1,000 shares of Common Stock acquired by Mr. Starer in open market purchases.

(8) Includes 114,500 shares of Common Stock issuable on conversion of 28,625 shares of Series A Preferred Stock.

(9) Alinco, S.A., Cesamar, S.A., and Project Bond Limited consider themselves a "group" within the meaning of Rule 13d of the Securities and Exchange Commission.

                 ACQUISITION BY TRANSTECH HOLDING COMPANY, INC.

     Pursuant to a purchase agreement between Transtech Holding Company, Inc. ("Transtech"), Triton Energy Corporation ("Triton") and Pacific Basin Corporation, a wholly owned subsidiary of Triton ("Pacific Basin"), on May 20, 1994 Transtech acquired: (i) 2,892,483 shares of the Company's Common Stock from Triton; (ii) 139,422 shares of the Company's Common Stock from Pacific Basin;
(iii) 33,397 shares of the Company's Series A Preferred Stock from Triton; and
(iv) 60,550 shares of the Company's Series A Preferred Stock from Pacific Basin. The 93,947 shares of Series A Preferred stock acquired, in the aggregate, from Triton and Pacific Basin are convertible into 375,788 shares of Common Stock. Included in the holdings acquired by Transtech are 1,500,000 shares of Common Stock issued to Triton on May 20, 1994 on the conversion of 250,000 shares of Series B Preferred Stock. As a result of the above-described acquisition, Transtech is the owner of 42.2% of the Company's Common Stock (including shares issuable on conversion of Series A Preferred Stock), and 34.9% of the Company's Series A Preferred Stock. In addition to its holdings of the Company's securities, Transtech purchased from Triton (i) promissory notes originally made payable by the Company to Triton, and having a current outstanding aggregate principal balance of $8,700,000; and (ii) a promissory note originally made payable by the Company to Whitney National Bank of New Orleans, having a current outstanding principal balance of $6,910,000. The consideration paid by Transtech to Triton and Pacific Basin was $1,500,000. Transtech's acquisition was funded by a loan from Exxon Company, U.S.A., a wholly owned subsidiary of Exxon Corporation, a New Jersey corporation.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Series A Preferred Stock by (i) each director and director-nominee of the Company, and (ii) all officers and directors of the Company as a group. This information was furnished to the Company by its officers and directors or is based upon public SEC filings by such persons.

                                                               AMOUNT AND
                                AMOUNT AND                     NATURE OF         PERCENT
                                NATURE OF        PERCENT      OWNERSHIP OF     OF CLASS OF
                                BENEFICIAL      OF CLASS        SERIES A        SERIES A
                               OWNERSHIP OF     OF COMMON      PREFERRED        PREFERRED
NAME OF BENEFICIAL OWNER(1)    COMMON STOCK       STOCK          STOCK            STOCK
- - ---------------------------    ------------       -----          -----            -----
Bobby Ray Adkins                      -0-(2)       -0-              -0-(3)         -0-
R. Ted Brant                          -0-(4)       -0-              -0-(5)         -0-
Wallace E. Congdon                 50,000(6)         *              -0-            -0-
William R. Dimeling                 4,000(7)         *            1,000              *
Richard J. Hatchett(8)                -0-          -0-              -0-            -0-
Maurice Lawruk                        -0-(9)       -0-              -0-(10)        -0-
John L. Pugh(8)                   150,000(11)      2.0%             -0-            -0-
Clark Van Nostrand(8)                 -0-          -0-              -0-            -0-
All Officers and Directors
  as a group (includes 8
  persons)                         74,000(12)        *            1,000(13)          *

- - ---------

* Denotes ownership of less than 1% of the indicated class.

 (1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable.

 (2) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,947 shares of Series A Preferred Stock) owned by Transtech Holding Company, Inc., in which Mr. Adkins owns a 7% equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

 (3) Does not include 93,947 shares of Series A Preferred Stock owned by Transtech Holding Company, Inc., in which Mr. Adkins owns a 7% equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

 (4) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,947 shares of Series A Preferred Stock) owned by Transtech Holding Company, Inc., in which Mr. Brant owns a 40% equity interest. Mr. Brant disclaims the beneficial ownership of these shares.

 (5) Does not include 93,947 shares of Series A Preferred Stock owned by Transtech Holding Company, Inc., in which Mr. Brant owns a 40% equity interest. Mr. Brant disclaims the beneficial ownership of these shares.

 (6) Represents 50,000 shares of Common Stock that Mr. Congdon has a right to acquire pursuant to stock options.

 (7) Represents 4,000 shares of Common Stock issuable on conversion of 1,000 shares of Series A Preferred Stock.

 (8) Resigned as director effective May 20, 1994.

 (9) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,947 shares of Series A Preferred Stock) owned by Transtech Holding Company, Inc., in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(10) Does not include 93,947 shares of Series A Preferred Stock) owned by Transtech Holding Company, Inc., in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(11) Represents 150,000 shares of Common Stock that Mr. Pugh has a right to acquire pursuant to stock options. These options were initially granted pursuant to Mr. Pugh's employment arrangement with the Company effective January 1, 1991, and were extended for an additional five year period effective January 1, 1994.

(12) Does not include the holdings of Mr. Pugh, who resigned in May, 1994. Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,947 shares of Series A Preferred Stock) owned by Transtech Holding Company, Inc. See sections titled "Certain Transactions with Management" and "Executive Compensation."

(13) Includes the holdings of Mr. Dimeling as hereinabove set forth. Does not include 93,947 shares of Series A Preferred Stock owned by Transtech Holding Company, Inc.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Based upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company during its most recent fiscal year and a review of Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company is unaware of any failure by an officer or director to file a required Form.

RELATED TRANSACTIONS

     During December 1989, the Company entered into an amended and restated loan agreement with Whitney National Bank of New Orleans. In connection with that agreement, Triton Energy Corporation agreed to provide certain financial guarantees in an amount determined by formula. The Company agreed to compensate Triton for its guarantee. On September 30, 1993, Triton purchased the loan agreement from Whitney National Bank of New Orleans with a principal balance due of $6,910,000. On May 20, 1994, Transtech Holding Company, Inc. purchased the loan agreement from Triton with a principal balance due of $6,910,000, plus accrued but unpaid interest. Accrued but unpaid interest in the amount of $287,915 was forgiven by Transtech as of May 20, 1994.

     Beginning in May, 1990, Triton made cash advances to the Company with interest at the prime rate plus 2% pursuant to promissory notes authorized by the non-Triton members of the Company's Board of Directors. As of May 20, 1994, the aggregate amount of the advances by Triton to the Company totalled $8,700,000, plus accrued interest of $1,938,867. On May 20, 1994, Transtech purchased the Triton Notes from Triton, and forgave the accrued but unpaid interest.

     On May 13, 1994, The Company and Transtech entered into a revolving credit loan agreement pursuant to which Transtech agreed to lend up to $300,000 to the Company on a revolving basis (the "Transtech Loan"). The total amount of principal extended pursuant to this loan was $300,000. During fiscal year ended September 30, 1994 the Company repaid Transtech the entire $300,000 of principal. Interest accrued on account of the Transtech Loan, in the amount of $8,225, was paid by the Company to Transtech in December 1994.

     On May 20, 1994, the Company granted Exxon Company, U.S.A., a division of Exxon Corporation, a New Jersey corporation a leasehold mortgage with respect to the Company's fixed base operations facility located at the Tri-City Airport, Freeland, Michigan (the "Saginaw Mortgage"). The Saginaw Mortgage was given in connection with Exxon's loan to Transtech (See section titled "Acquisition by Transtech Holding Company, Inc."), and in consideration of (i) the Transtech Loan, (ii) Transtech's forgiveness of accrued but unpaid interest with respect to the Triton Notes and the Whitney Note, (iii) Transtech's agreement to forgo, for a period of 180 days, the accrual and collection of interest on the Triton Notes and Whitney Note, and (iv) Transtech's agreement to forbear, under certain circumstances, from collecting principal and interest under the Triton Notes and the Whitney Note. The Saginaw Mortgage was approved by the Board of Directors, prior to its recomposition as of May 20, 1994, in anticipation of (i) Transtech's acquisition of certain shares of the Company's stock from Triton and Pacific Basin Company (See section titled "Acquisition by Transtech Holding Company, Inc."), (ii) Transtech's acquisition of the Triton Notes and the Whitney Note, together with the treatment of principal and interest described above, and (iii) the Transtech Loan. Exxon released the Saginaw Mortgage on December 31, 1994 when the Company sold its fixed base operations facility at the Tri-City Airport.

     On September 15, 1994, the Company executed a promissory note in the original principal amount of $140,085.26 (the "Avfuel Note"), made payable to Avfuel Corporation ("Avfuel"). The Avfuel Note represented amounts due from the Company to Avfuel on account of fuel deliveries made to the Company by Avfuel. On December 30, 1994, the outstanding balance due under the Avfuel Note, including principal and accrued interest, was $139,053.85. On December 30, 1994, the Company made a payment to Transtech in the amount of $139,053.85 and Transtech assumed the Company's obligations under the Avfuel Note.

     Messrs. Brant and Lawruk are directors of Transtech, and each owns a 40% equity interest in Transtech.

               CHANGE IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Coopers & Lybrand audited the Company's financial statements for the fiscal years ended September 30, 1987 through September 30, 1993. On August 23, 1994, the Company (i) advised Coopers & Lybrand that its engagement would not be renewed by the Company, and (ii) engaged KPMG Peat Marwick LLP as the independent certified public accountants to examine the financial statements and to perform the annual audit for the year ending September 30, 1994. The engagement of KPMG Peat Marwick LLP was authorized by the Company's Board of Directors on August 23, 1994, on recommendation of the Board's Audit Committee. The Company selected KPMG Peat Marwick as part of the Company's ongoing efforts to reduce costs. The Company expects to reduce the costs of auditing its financial statements significantly. KPMG Peat Marwick serves as independent auditor to Transtech Holding Company, Inc. which owns 42.2% of the issued and outstanding Common Stock of the Company and 34.9% of the issued and outstanding Series A Preferred Stock of the Company.

     On August 23, 1994, the Company informed Coopers & Lybrand of its selection of KPMG Peat Marwick as the certified independent accountants for the Company. The reports of Coopers & Lybrand on the Company's financial statements for the past two fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

          (a) The report of Coopers & Lybrand with respect to the Company's financial statements and related financial statement schedules included in its Report on Form 10-K for the fiscal year ended September 30, 1992 referred to a legal proceeding which was disclosed in a note to the Company's financial statements and pointed out that the ultimate outcome and related effect of this proceeding on the Company's results of operations and financial position could not presently be determined.

          (b) The report of Coopers & Lybrand with respect to the Company's financial statements and related financial statement schedules included in its Report on Form 10-K for the fiscal year ended September 30, 1993 expressed substantial doubt about the Company's ability to continue as a going concern and, because of the significance of this matter, Coopers & Lybrand was unable to express, and did not express, an opinion on the financial statements and related financial statement schedules for the year ended September 30, 1993.

     During the two most recent fiscal years of the Company and the subsequent period prior to engagement of KPMG Peat Marwick there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

     During the two most recent fiscal years of the Company and the subsequent period prior to the engagement of KPMG Peat Marwick, neither the Company nor anyone acting on its behalf has consulted

KPMG Peat Marwick regarding either the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended September 30, 1994, and the Board of Directors has reappointed KPMG Peat Marwick LLP as the independent certified public accountants to examine the financial statements and to perform the annual audit for fiscal year ending September 30, 1995, such appointment to continue at the pleasure of the Board of Directors.

     A resolution will be presented at the Annual Meeting of the Shareholders calling for ratification of the appointment of KPMG Peat Marwick LLP. It is not anticipated that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of the Shareholders.

             THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     The Board of Directors of the Company is unaware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the form accompanying this Proxy Statement will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                           MISCELLANEOUS INFORMATION

SHAREHOLDER PROPOSALS

     Proposals that shareholders desire to have included in the Company's proxy statement for the 1996 annual meeting should be received by the Company on or before September 15, 1995. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission.

EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and accountants in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by the Company. To the extent necessary, in order to assure sufficient representation, directors, officers and regular employees of the Company may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. The Company will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of the Company's voting stock.

FORM 10-K AND EXHIBITS

     THE COMPANY WILL FORWARD, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON SEC FORM 1O-K WITHOUT EXHIBITS FOR THE YEAR ENDED SEPTEMBER 30, 1994, TO ANY RECORD OR BENEFICIAL HOLDER OF THE COMPANY'S COMMON OR PREFERRED STOCK REQUESTING A COPY THEREOF IN WRITING. COPIES OF EXHIBITS TO THE SEC FORM 10-K ARE AVAILABLE ON PREPAYMENT OF COPYING CHARGES OF $20.00. REQUESTS AND CHECKS AS APPROPRIATE SHOULD BE ADDRESSED TO AERO SERVICES INTERNATIONAL, INC., 660 NEWTOWN-YARDLEY ROAD, NEWTOWN, PENNSYLVANIA 18940.

                                          By Order of the Board of Directors.

                                                 CHRISTOPHER M. CICCONI
                                                       Secretary

April 26, 1995

PROXY                  AERO SERVICES INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1995

    The undersigned hereby appoints Wallace E. Congdon and Bobby Ray Adkins, or either of them, as his/her true and lawful proxy(ies) and attorney(s)-in-fact, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Wednesday, May 17, 1995 at One North Second Street, Harrisburg, Pennsylvania 17101, and any adjournments thereof, and to vote, with all the powers the undersigned would possess if personally present, all of the shares of common and/or preferred stock of the Company that the undersigned would then have the power to vote. IF NO INDICATION IS MADE BELOW, THESE SHARES SHALL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PROXY(IES).

1. To elect as Regular Directors the following persons:
   R. Ted Brant      Wallace E. Congdon      Maurice Lawruk
                                           / / FOR      / /WITHHOLD AUTHORITY

(INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE NAMED ABOVE, YOU MAY STRIKE OUT THAT NOMINEE'S NAME.)

2. To elect as Directors to serve in the Designated Positions the following persons:
   Bobby Ray Adkins      William R. Dimeling
                                           / / FOR       / /WITHHOLD AUTHORITY

(INSTRUCTIONS: ONLY HOLDERS OF SERIES A PREFERRED STOCK MAY VOTE ON PROPOSAL NO.

2. TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE NAMED ABOVE, YOU MAY STRIKE OUT THAT NOMINEE'S NAME.)

3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditor for the fiscal years ended September 30, 1994 and September 30, 1995.
                                      / / FOR       / /AGAINST       / /ABSTAIN

4. In their discretion the Proxies are authorized to vote on such other business as may properly be brought before the meeting or any adjournment thereof.

       RECEIPT OF NOTICE OF THE MEETING IS HEREBY ACKNOWLEDGED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE HEREIN. UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSALS.
                                                     Dated:               , 1995

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                      Signature if jointly held

                                                      IMPORTANT: Before
                                                     returning this Proxy,
                                                     please sign above exactly
                                                     as your name(s) appear(s)
                                                     hereon. When signing as
                                                     attorney, executor,
                                                     administrator, trustee, or
                                                     guardian, please give full
                                                     title. Usufructuary and
                                                     naked owner registrations
                                                     should have the signatures
                                                     of all owners. Where shares
                                                     are registered in the name
                                                     of joint tenants or
                                                     trustees, each joint tenant
                                                     or trustee should sign.